================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              DRUG EMPORIUM, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                     [LOGO]
                              DRUG EMPORIUM, INC.
                            155 Hidden Ravines Drive
                               Powell, Ohio 43065
                           Telephone:  (740) 548-7080

                               ------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               ------------------

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Drug Emporium, Inc., a Delaware corporation (the "Company"), will be held at the Company corporate offices at 155 Hidden Ravines Drive, Powell, Ohio, on the 24th day of June, 1998, at 9:00 a.m. Eastern Daylight Savings Time, for the following purposes:

     1. To elect two (2) Class Three directors to the Board of Directors for terms of three (3) years and until their successors are elected and qualified;

     2. To approve and ratify the appointment of Ernst & Young as independent auditors for the fiscal year ending February 27, 1999; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 28, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The stock transfer books will not be closed.

     The Proxy Statement, Proxy and the Annual Report of the Company for the fiscal year ended February 28, 1998 are being mailed with this Notice of Annual Meeting of Stockholders.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ JANE H. LAGUSCH
                                          -------------------
                                          JANE H. LAGUSCH, Secretary
Powell, Ohio
May 20, 1998

                                   IMPORTANT
PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY

                                     [LOGO]
                              DRUG EMPORIUM, INC.
                            155 Hidden Ravines Drive
                               Powell, Ohio 43065
                           Telephone:  (740) 548-7080

                           --------------------------
                                 PROXY STATEMENT
                           --------------------------

     The accompanying Proxy is solicited by the Board of Directors of Drug Emporium, Inc. (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 24, 1998, at 9:00 a.m. Eastern Daylight Savings Time, at the Company's corporate offices at 155 Hidden Ravines Drive, Powell, Ohio, or at any adjournments thereof. When the Proxy is properly executed and returned to the Company, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, such shares will be voted in favor of proposals 1 and 2 as set forth in the Notice of Annual Meeting of Stockholders attached hereto. Any stockholder may revoke his or her Proxy at any time before it is voted by executing and delivering a later Proxy or notice of revocation to the Secretary of the Company at the Company's principal office, or by giving notice of revocation or voting in person at the Annual Meeting.

     Only stockholders of record at the close of business on April 28, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     The Company has outstanding only common stock (the "Common Stock"), of which 13,179,785 shares were issued and outstanding at the close of business on April 28, 1998. Each outstanding share of Common Stock is entitled to one vote.

     This Proxy Statement, together with the Notice of Annual Meeting of Stockholders, Proxy and Annual Report of the Company was first mailed to stockholders on or about May 20, 1998. Stockholders are referred to the Annual Report for financial and other information concerning the activities of the Company. The Annual Report is not incorporated by reference into this Proxy Statement and is not deemed a part hereof.

                             ELECTION OF DIRECTORS

GENERAL

     The Bylaws of the Company provide for a Board of Directors composed of three to fifteen directors, with a seven member board unless otherwise fixed by the directors. The term of office of each present Class Three director will expire on the day of the Annual Meeting upon election of his successor.

     The Restated Certificate of Incorporation of the Company designates three classes of directors, with each class serving a term of three years. Two persons will stand for election at this Annual Meeting as Class Three directors: Robert
S. Meeder, Sr. and William L. Sweet, Jr. Directors are elected by a plurality of the votes cast at the meeting; the two individuals who receive the largest number of votes cast will be elected as directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED HEREIN.

     Unless otherwise directed, the proxyholders will vote the Proxies received by them FOR the election of the nominees set forth in the table below for terms of three years, and until their successors are duly elected and qualified. Although the Board of Directors has no reason to believe that any of the nominees will decline or be unavailable to serve as a director, should that occur before the Annual Meeting, the Proxies will be voted by the proxyholders for such other person or persons as may be designated by the present Board of Directors unless the Board of Directors in its discretion adopts a resolution reducing the number of directors.

INFORMATION REGARDING NOMINEES AND CONTINUING DIRECTORS

     The following information was supplied to the Company by the listed nominees and continuing directors of the Company and is current as of April 28, 1998. The Common Stock ownership information includes current stockholdings plus shares which the listed individuals have the right to acquire within 60 days of April 28, 1998.

                                    NOMINEES

                                                                                FIRST YEAR      COMMON STOCK
                                                                                 ELECTED        BENEFICIALLY      PERCENT
            NAME                AGE             PRINCIPAL OCCUPATION             DIRECTOR          OWNED         OF CLASS
            ----                ---             --------------------            ----------      ------------     --------
CLASS THREE:
  TERM EXPIRES 2001:
Robert S. Meeder, Sr.           69      Chairman of Muirfield Investors, Inc.       (1)             22,000            *
William L. Sweet, Jr.           50      Partner; Beckman Lawson, LLP               1993             20,000            *

                              CONTINUING DIRECTORS



CLASS ONE:
  TERM EXPIRES 1999:
Walter E. Sinterman             79      President of Sinco, Inc.                   1983            598,103(2)       4.5%
V.J. Wiechart                   71      Chairman and Chief Executive Officer       1993             14,000(3)         *
                                          of Wiechart Pharmacy, Inc.

Wesley C. Wright                51      President, Wright                              1997                  0           *
                                          Management Consultants
CLASS TWO:
  TERM EXPIRES 2000:
Macy T. Block                   72      President of M.T.B. Corp.                  1994            426,700          3.2%
David L. Kriegel                52      Chairman, President and Chief              1983          1,519,320(4)      11.1%
                                          Executive Officer of the Company

---------------

  * Less than 1%

(1) Mr. Meeder was a director of the Company from 1983 to 1988 and was appointed by the Board of Directors on April 28, 1993 to fill a vacancy in Class Three.

(2) The number of shares beneficially owned by Mr. Sinterman includes 312,610 shares owned by his wife and 1,629 shares that would result upon conversion of $25,000 in principal amount of the Company's Debentures.

(3) The number of shares beneficially owned by Mr. Wiechart includes 1,000 shares owned by his wife.

(4) The number of shares beneficially owned by Mr. Kriegel includes 246,660 shares held by Kriegel Holding Company, Inc., 532,520 shares which are the subject of options exercisable within 60 days.
                               ------------------

ROBERT S. MEEDER, SR.

     Mr. Meeder is Chairman of Muirfield Investors, Inc. and Chairman of its operating subsidiaries: R. Meeder & Associates, Inc., Meeder Advisory Services, Mutual Fund Services Company and OMOCO, Inc. Mr. Meeder is also President and a trustee of the Flex-fund and Flex Partners Funds, registered investment companies sponsored by R. Meeder & Associates, Inc.

WILLIAM L. SWEET, JR.

     Mr. Sweet is an attorney and partner in the law firm of Beckman Lawson LLP in Fort Wayne, Indiana. Prior to 1995 Mr. Sweet was an attorney and partner in the law firm of Barrett & McNagny in Fort Wayne, Indiana.

WALTER E. SINTERMAN

     Mr. Sinterman is a private investor and President of Sinco, Inc., a consulting company.

V.J. WIECHART

     Mr. Wiechart is Chairman and Chief Executive Officer of Wiechart Pharmacy, Inc. and Chairman and Chief Executive Officer of Lima Medical Supply, Inc.

WESLEY C. WRIGHT

     Mr. Wright is President of Wright Management Consultants and a Managing Partner of Diversified Retail Solutions, both retail advisory companies. Prior to 1996 Mr. Wright was associated with Wal-Mart Stores, Inc. for 20 years in various management positions, most recently as Senior Vice President of Store Operations.

MACY T. BLOCK

     Mr. Block is the President of MTB Corp., a privately held company dealing in real estate. Prior to his retirement in August of 1995 Mr. Block was the Chairman and Chief Executive Officer and is a director of Sun Television and Appliances, Inc., a publicly owned company.

DAVID L. KRIEGEL

     Since December, 1992, Mr. Kriegel has been the Chairman and Chief Executive Officer of the Company and since June of 1994 has been Chairman, Chief Executive Officer and President of the Company. Mr. Kriegel is Chairman and Chief Executive Officer of Kriegel Holding Company, Inc., a privately owned corporation dealing with real estate and distribution. Until January, 1993, Mr. Kriegel was Vice President of Cardinal Health, a division of Cardinal Distribution, Inc., a publicly owned company. Mr. Kriegel is an Advisory Board member of Bank One, Ohio and a member of the Board of Trustees for Ohio Northern University, Ada, Ohio.

MEETINGS AND COMMITTEES OF THE BOARD; DIRECTOR FEES AND PAYMENTS

     The Board of Directors, pursuant to its powers, has designated a Compensation Committee (which also serves as the Stock Option Committee), an Audit Committee, an Executive Committee and a Nominating Committee. The Board of Directors held four regularly scheduled meetings and one telephonic meeting during the year ended February 28, 1998. Each member of the Board attended at least 75% of the aggregate number of meetings of the Board and the number of meetings held by all committees of the Board on which he served.

     The Compensation Committee is responsible for making recommendations to the Board of Directors regarding salaries and bonuses to be paid to Company executive officers. In addition, the Compensation Committee has responsibility for administering the Company's stock option plans. During the year ended February 28, 1998, this committee held five meetings. Messrs. Meeder, Sinterman and Sweet are presently members of this committee.

     The Audit Committee is responsible for reviewing the plan of audit and scope of the independent auditor's examination, meeting with the independent auditors to review internal controls, reviewing the scope of internal audit procedures and reviewing the annual financial statements and reporting thereon to the Board of Directors. The Audit Committee also makes recommendations to the Board of Directors regarding the selection of the Company's independent auditors. During the year ended February 28, 1998, the committee held one meeting. Messrs. Sweet, Wright and Weichart are presently members of this committee.

     The Executive Committee works with management regarding the Company's strategic planning and reviews leases and proposed capital expenditures. Messrs. Kriegel and Meeder are presently members of this committee. The committee held no meetings during the last fiscal year.

     The Nominating Committee is responsible for reviewing and recommending candidates to stand for election as board members and to recommend candidates to fill board vacancies. Messrs. Block, Sinterman and Wiechart are presently members of this committee. The committee held no meetings during the last fiscal year.

     Directors who are not Company officers are paid a fee of $2,500 per Board meeting attended plus expenses. In addition, such directors receive a fee of $750 for each committee meeting attended.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information with respect to each person known to the Company to be the beneficial owner of more than five percent of the issued and outstanding Common Stock of the Company as of April 28, 1998 and the stock ownership of the executive officers of the Company named in the Summary Compensation Table set forth below. Information regarding stock ownership of nominees and continuing directors is set forth under "Information Regarding Nominees and Continuing Directors." The Common Stock ownership and percentage information includes current shareholdings as of April 28, 1998 (unless otherwise noted) plus shares eligible for purchase within 60 days pursuant to exercisable stock options and shares available upon conversion of the Company's Debentures.

                                                                        PERCENT OF
              NAME AND ADDRESS OF                  NUMBER OF SHARES    OUTSTANDING
                BENEFICIAL OWNER                  BENEFICIALLY OWNED   COMMON STOCK
              -------------------                 ------------------   ------------

David L. Kriegel................................      1,519,320(1)         11.1%
  155 Hidden Ravines Drive
  Powell, OH 43065

John B. Gerlach Trust...........................      1,248,000             9.5%
  37 West Broad Street
  Columbus, OH 43215

U.S. Bancorp....................................      1,202,603(2)          9.1%
  601 2nd Ave. South
  Minneapolis, MN 55402

Dimensional Fund Advisors Inc...................        861,600(3)          6.5%
  1299 Ocean Ave.
  Santa Monica, CA 90401

A. Joel Arnold..................................         18,500(4)            *

Timothy S. McCord...............................          9,514(5)            *

Continuing directors, nominees
  and executive officers as
  a group (9 persons)...........................      2,628,137            19.1%

---------------

  * Less than one percent.

(1) The number of shares owned by Mr. Kriegel includes 246,660 shares held by the Kriegel Holding Company, Inc. and 532,520 shares subject to options exercisable within 60 days.

(2) Based on a Schedule 13G dated February 9, 1998 filed by U.S. Bancorp reporting 1,202,603 shares held by two bank subsidiaries, U.S. Bank National Association and First Trust National Association.

(3) Based on a Schedule 13G dated February 9, 1998 filed by Dimensional Fund Advisors Inc. reporting 861,600 shares held.

(4) The number of shares owned by Mr. Arnold includes 18,500 shares subject to options exercisable in 60 days.

(5) The number of shares owned by Mr. McCord includes 9,500 shares which are subject to options exercisable within 60 days.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 28, 1998 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that two reports were filed late by Mr. Kriegel.

                             EXECUTIVE COMPENSATION

REMUNERATION OF EXECUTIVE OFFICERS

     The following table sets forth as to the Chief Executive Officer and the most highly compensated executive officers of the Company whose annual salary and bonus exceeded $100,000 for the last fiscal year information concerning all forms of compensation paid or payable by the Company for services in all capacities for the fiscal years indicated:

                           SUMMARY COMPENSATION TABLE

                                                                       LONG TERM
                                                                  COMPENSATION AWARDS
                                         ANNUAL COMPENSATION     ---------------------
      NAME AND PRINCIPAL               -----------------------   SECURITIES UNDERLYING
           POSITION              YEAR  SALARY($)   BONUS($)(1)      OPTIONS/SARS(#)
      ------------------         ----  ---------   -----------   ---------------------
David L. Kriegel                 1998   350,000      197,291(2)             -0-
President & CEO                  1997   350,000       57,291             70,000
                                 1996   350,000      132,291                -0-

A. Joel Arnold                   1998   200,000       30,000                -0-
Sr. Vice President               1997   176,212       35,000             10,000
                                 1996   162,024          -0-                -0-

Timothy S. McCord(3)             1998   139,087          -0-                -0-
Treasurer & CFO                  1997   115,796       35,000             25,000
                                 1996   107,221          -0-              5,000

---------------

(1) A bonus program in which executive officers may participate requires each executive officer to submit management objectives which he or she intends to fulfill during the fiscal year. The objectives are reviewed and approved by the Chief Executive Officer. Bonuses are subjectively determined based on amounts available and evaluation of performance based upon agreed upon management objectives. The maximum bonus achievable is 50% of base compensation. Participation of Company executive officers in the bonus plan is at the discretion of the Compensation Committee and the Chief Executive Officer.

(2) The Board of Directors approved a payment of $171,875 to be made in equal installments over three years beginning March 1, 1995 to compensate Mr. Kriegel for a stock option pricing discrepancy. The final payment of $57,291 was made in fiscal 1998.

(3) Mr. McCord resigned as Chief Financial Officer and Treasurer effective February 17, 1998. His severance package includes continuation of his compensation and health care benefits through November 16, 1998.

STOCK OPTION VALUES AND EXERCISES

     The following table provides information regarding the fiscal year end value of unexercised options for the individuals named in the Summary Compensation Table. No stock options were exercised by the named executive officers during the 1998 fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                 NUMBER OF SECURITIES
                                UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                   OPTIONS/SARS FOR            MONEY OPTIONS/SARS FOR
                                     YEAR END (#)                   YEAR END ($)
                              ---------------------------   -----------------------------
            NAME              EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
            ----              -----------   -------------   -----------    -------------
David L. Kriegel............    532,520        37,480           -0-             -0-
A. Joel Arnold..............     18,500        16,500           -0-             -0-
Timothy S. McCord...........      9,500        25,500           -0-             -0-

EMPLOYMENT AGREEMENTS

     The Company entered into an Employment Agreement with David L. Kriegel dated as of March 11, 1993, as amended. Pursuant to the terms of this agreement, Mr. Kriegel has agreed to perform the duties of Chief Executive Officer for an annual minimum salary of $275,000 with an annual bonus in an amount up to 100% of salary as determined by the Board of Directors. Mr. Kriegel has also received nonqualified stock options to purchase 500,000 shares of Company Common Stock exercisable until April 30, 1999 or 90 days following termination of his employment, whichever occurs first. Mr. Kriegel is also entitled to such employee benefits as are available for senior members of management. The employment agreement may be terminated at any time by the Board of Directors and may be terminated by Mr. Kriegel upon 60 days' notice. The Agreement provides that if Mr. Kriegel is terminated without cause, as defined in the agreement, or if he dies or is permanently disabled, his salary will be continued for one year. Mr. Kriegel's salary for fiscal 1999 has been set at $400,000.

     Pursuant to an amendment to Mr. Kriegel's Agreement and Employment Security Agreements with Mr. Arnold and Mr. McCord dated December 2, 1997, each of the officers is entitled to certain payments in the event of a "change of control." A change of control means either the ownership of 50% of the Company Common Stock by a person or group of persons not Directors of the Company as of the date of the Agreement, or the occurrence of both (i) the ownership of 20% of the Company Common Stock by a person or group of persons not Directors of the Company as of the date of the Agreement; and (ii) a majority of the persons acting as Directors at the date of the Agreement or their designees no longer constituting a majority of the Board.

     The payments due to the officers upon a change of control and the officers leaving the employ of the Company, other than for cause, are cash payments equal to the past two years' (three years for Mr. Kriegel) salary and bonus, 24 months (36 months for Mr. Kriegel) continuation of employee benefits and additional retirement benefits computed as though the officer were an employee for two additional years (three years for Mr. Kriegel.) However, in no event can the aggregate present value of the payments to Mr. Kriegel exceed an amount equal to three times the aggregate present value of his base amount, calculated in accordance with sec.280G of the Internal Revenue Code, multiplied by 99%.

     Mr. Kriegel's rights to payment in the event of a change of control continue for one year after such event; Messrs. Arnold and McCord's rights continue for two years after such event. The right to payment for Messrs. Arnold and McCord will terminate upon their termination by the Company for cause or voluntary resignation and the right to payment for Mr. Kriegel terminates upon his termination for cause as Chairman and Chief Executive Officer of the Company by the Board of Directors.

     Mr. Kriegel has also entered into a Consulting Agreement with the Company which provides that upon termination of Mr. Kriegel's employment due to a change of control, he shall provide consulting services to the Company for one year and receive a consulting fee of $150,000.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation program for the executive officers of the Company is the responsibility of the Compensation Committee composed of three members of the Board of Directors: Messrs. Meeder, Sinterman and Sweet. Compensation for executive officers is recommended by the Chief Executive Officer and reviewed by the Compensation Committee, which passes its recommendations to the full Board of Directors for approval. The Chief Executive Officer's compensation is determined by the Compensation Committee based in part on his Employment Agreement, which provides for a base salary of $275,000.

     The Company's primary objective in the area of compensation is to provide a compensation program that will attract, retain, motivate and reward executives with the experience and capabilities of providing outstanding leadership to the Company's employees and excellent returns for the Company's stockholders. The key components of the compensation program, which are evaluated annually, include base salary, bonus opportunities and longer term equity incentives such as stock options. The Company believes its compensation package provides incentives for causing both short term and long term improvement in the Company's earnings, cash flow and net return on equity. The Committee currently does not believe that the tax laws relating to deductibility of executive compensation in excess of $1,000,000 will have a material impact on the existing executive compensation. The Committee will consider the necessity and desirability of qualifying the Company's compensation plans under the new law when the Committee believes the new law would affect deductibility of executive compensation.

     In determining annual compensation, the same standards are applied to the Chief Executive Officer as to the other executive officers. Salaries are determined by evaluating the scope of responsibilities of the executive's position, experience, recent past performance, length of service, contribution to corporate performance and the development and execution of business strategies. There are no specific defined targets or other criteria which tie corporate performance to executive compensation. Compensation is subjectively measured by individual qualitative measures, with no specific weight given to any particular factor. Meaningful differences in individual performance and contribution to long-term stockholder value are recognized. The salary and cash bonus components are intended to reward short term or long term improvements in the Company's performance attributable to the recent efforts of the officer. Equity based compensation is intended to provide a long-term link between executive performance with a view toward maximization of long term stockholder value and rewards provided to the executives.

     For the fiscal year ending February 28, 1998, Mr. Kriegel's salary was continued at $350,000 because his performance met expectations. The five executive officers were awarded a total of $245,000 in bonuses for the fiscal year ending February 28, 1998, pursuant to the Company's bonus plan. While the Compensation Committee did not take into consideration compensation paid to executives in peer group retail companies in determining compensation for the Company's executive officers, the Committee notes that the Company's executive officers are generally compensated below the levels paid to peer group executives.

     The Compensation Committee approved a Consulting Agreement and an amendment to Mr. Kriegel's Employment Agreement and replacement Employment Security Agreements for Messrs. Arnold, McCord and one other executive officer in order to help assure management continuity and stability in the current drug store chain environment of acquisition and consolidations.

     The Committee will continue to review the elements of the Company's executive compensation program to ensure that the total program, and each element thereof, meets the Company's business objectives and philosophy.

                                          Respectfully submitted,
                                          COMPENSATION COMMITTEE

                                          Robert S. Meeder, Sr.
                                          Walter E. Sinterman
                                          William L. Sweet Jr.

                  COMPARISON OF CUMULATIVE STOCKHOLDER RETURN

     The following graph compares the yearly percentage change in the cumulative stockholder return on the Company's Common Stock since February 28, 1993 as measured against the Center for Research in Securities Prices Total Return Index for the Nasdaq Retail Trade Stock Index and with an index of peer companies. The Company has selected as its index of peer companies the NACDS Peer Group Index of publicly-held chain drug companies. The industry peer group consists of the Company and the following other chain drug companies: Arbor Drugs, Inc., CVS, Genovese Drug Stores, Inc., Horizon Pharmacy, Longs Drug Stores, Phar-Mor, Inc., Pharmhouse Corp., Rite Aid Corp. and Walgreen Co. Revco D.S., Inc. was deleted from the peer group used the prior year as a result of being purchased by CVS. The comparison of total return (change in year end stock price plus reinvested dividends) for each of the years assumes that $100 was invested on February 28, 1993 in each of the Company, the Nasdaq Retail Trade Stocks Index, and the Peer Group Index.

     The graph displayed below is presented in accordance with the requirements of the Securities and Exchange Commission. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.

               Measurement Period                      Nasdaq            NACDS              Drug
             (Fiscal Year Covered)                     Retail             PEER            Emporium
1993                                                     100               100               100
1994                                                     111                97               138
1995                                                     102               104               100
1996                                                     120               132                91
1997                                                     134               179               134
1998                                                     177               294               105

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The stockholders are asked to approve and ratify the Board of Directors' reappointment of Ernst & Young as the independent auditors of the Company for the purpose of auditing and reporting upon the financial statements of the Company for the fiscal year ending February 27, 1999. Representatives of the firm of Ernst & Young are expected to be present at the Annual Meeting. At such time, the representatives will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     An affirmative vote of the holders of a majority of shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for approval. THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE APPROVAL AND RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS OF THE COMPANY. If the resolution is not adopted, the Board will consider the selection of another public accounting firm for fiscal 1999 and future years.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Robert S. Meeder, Sr., Walter E Sinterman and William L. Sweet, Jr. are the current members of the Compensation Committee.

     The law firm in which Mr. Sweet was a partner during fiscal 1998 supplied some legal services to the Company during that period.

             SUBMISSION OF STOCKHOLDERS' PROPOSALS AND NOMINATIONS

     Stockholders intending to bring any business before an Annual Meeting of Stockholders of the Company, including nominations of persons for election as directors, must give written notice to the Board of Directors of the business to be presented. The notice must be delivered within the time periods specified in the Company's Bylaws. A copy of the Bylaws may be obtained by writing to the Secretary of the Company.

     Proposals of stockholders that are intended to be included in the Company's proxy materials for the 1999 Annual Meeting of Stockholders pursuant to the Securities and Exchange Commission's stockholder proposal rule must be received at the Company's executive offices not later than January 20, 1999.

                       VOTING AND SOLICITATION OF PROXIES

     The presence, in person or by proxy, of the holders of a majority of shares of Company Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

     The persons named in the Proxy, which is solicited by management, will vote all properly executed Proxies. If a stockholder specifies on such Proxy a choice with respect to a proposal to be acted upon, the Proxy will be voted in accordance with such specification. Where no choice is specified, the Proxy will be voted in favor of proposals 1 and 2. In accordance with Delaware law, a stockholder entitled to vote for the election of directors can withhold authority to vote for certain nominees for directors. The shares represented by any Proxy which directs abstention on any proposal will not be voted on such proposal, but will be included in calculating the shares represented by proxy at the Annual Meeting. Broker non-votes on the proposals are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, will be counted for purposes of establishing a quorum, but will not be voted on any proposal.

     The Proxy confers discretionary authority to vote on other matters which may properly come before the meeting or an adjournment thereof, but the Board of Directors does not know of any matter to be brought before the meeting other than the matters referred to in the Notice of Annual Meeting of Stockholders and matters incident thereto. If any matter not set forth in the Notice of Annual Meeting of Stockholders is properly brought before the meeting, the proxyholders will vote thereon in accordance with their best judgment.

     The cost of solicitation of Proxies will be borne by the Company. In addition to solicitation of stockholders by the use of the mails, the Company may request brokers and banks to forward copies of proxy materials to persons for whom they hold Common Stock and to obtain authority for the execution and delivery of Proxies. Several officers and employees of the Company may, to a limited extent, solicit Proxies by personal delivery of material and by telephone, facsimile or mail.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ JANE H. LAGUSCH
                                          -------------------
                                          JANE H. LAGUSCH, Secretary

                                     [LOGO]

                            VISIT OUR ON-LINE STORE
                          http://www.drugemporium.com

                              DRUG EMPORIUM, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 24, 1998



     The undersigned herby appoints A. Joel Arnold and Jane H. Lagusch and each of them with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Stockholders of Drug Emporium, Inc. (the "Company") and any adjournments thereof and to vote all shares of common stock the undersigned would be entitled to vote as indicated upon all matters referred to herein and in their discretion upon any other matters which may properly come before the meeting.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                              DRUG EMPORIUM, INC.

                                 JUNE 24, 1998






                Please Detach and Mail in the Envelope Provided


[X]  Please mark your
     votes as in this
     example.


 The Board of Directors recommends a vote FOR all nominees and FOR Proposal 2.



                     FOR all nominees            WITHHOLD
                      listed at right            AUTHORITY
                   (except as marked to       to vote for all
                    the contrary below)   nominees listed at right
1. ELECTION OF                                                             Nominees: Robert S. Meader, Sr.
   DIRECTORS                [ ]                     [ ]                              William L. Sweet, Jr.

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.



----------------------------------------

                                                         FOR    AGAINST  ABSTAIN

2. To approve and ratify the appointment of Ernst &      [ ]      [ ]      [ ]
   Young LLP as independent auditors for the fiscal year ending February 27, 1998.


3. To take any action and vote in their discretion upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.


   The shares represented by this Proxy will be voted as directed. If no direction is indicated, the shares will be voted "FOR" proposals 1 and 2.


PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY





Signed
      -------------------------------------------------------------------------



Signed
      -------------------------------------------------------------------------




Dated
     --------------------------, 1998


Note:     If the shares are issued in the names of two or more persons, each person should sign the Proxy. If the shares are issued in the name of a corporation or partnership, please sign in the corporate name, by the president or other authorized officer or in the partnership name, by an authorized person. Please sign exactly as your name appears and return this Proxy promptly in the accompanying postage-paid envelope. When signing as an Attorney, Executor, Administrator, Trustee, Guardian or in any other representative capacity, please give your full title as such.